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FORM OF OPINION

November __, 2013

Retrophin, Inc. 777 Third Avenue, 22nd Floor New York, New York 10017
Re: Retrophin, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Retrophin, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the selling stockholders identified in the Registration Statement of up to 13,602,234 shares (the “Securities”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”).  The Securities consist of (i) 9,140,358 shares issued to certain selling stockholders (the “Shares”) and (ii) 1,597,969 shares issuable upon the exercise by certain selling stockholders of the Company’s common stock purchase warrants issued on February 14, 2013 and 2,863,907 shares issuable upon the exercise by certain selling stockholders of the Company’s common stock purchase warrants issued on August 15, 2013 (together, the “Warrants”).  The Shares and the Warrants were issued to the selling stockholders pursuant to (i) that certain Securities Purchase Agreement (the “February 2013 Purchase Agreement”), dated as of February 12, 2013, between the Company and the purchasers party thereto, (ii) that certain Securities Purchase Agreement (the “August 2013 Purchase Agreement”), dated as of August 14, 2013, between the Company and the purchasers party thereto and (iii) that certain First Amendment to Registration Rights Agreement (the “Amended Registration Rights Agreement”), dated as of August 14, 2013, to the Registration Rights Agreement dated as of February 14, 2013, between the Company and the purchasers party thereto.  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

AUSTIN        CENTURY CITY        CHARLOTTE        CHICAGO        HOUSTON        IRVING        LOS ANGELES
NEW YORK        ORANGE COUNTY        SAN FRANCISCO BAY AREA        SHANGHAI        WASHINGTON, DC
LONDON: KATTEN MUCHIN ROSENMAN UK LLP
A limited liability partnership including professional corporations

In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants for, the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the prospectus constituting a part of the Registration Statement, (c) the February 2013 Purchase Agreement, (d) the August 2013 Purchase Agreement, (e) the Amended Registration Rights Agreement, (f) the Warrants, (g) a specimen certificate representing the Common Stock, (h) the Certificate of Incorporation of the Company, as currently in effect, (i) the Bylaws of the Company, as currently in effect, and (j) minutes and corporate records of proceedings of the Board of Directors of the Company relating to the February 2013 Purchase Agreement, the August 2013 Purchase Agreement, the Amended Registration Rights Agreement, the authorization and issuance of the Shares and the Warrants pursuant thereto, and related matters.

In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.  In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof.

Based upon and subject to the foregoing, it is our opinion that the Securities have been duly authorized and validly issued and are fully paid and nonassessable.

Our opinion expressed above is limited to the General Corporation Law of the State of Delaware and we do not express any opinion concerning any other laws.  This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may thereafter be brought to our attention.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion with the SEC as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the related rules and regulations thereunder.

Very truly yours,

KATTEN MUCHIN ROSENMAN LLP